UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

Commission File Number 001-38103

JANUS HENDERSON GROUP PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands (State or other jurisdiction of incorporation or organization)	98-1376360 (I.R.S. Employer Identification No.)
201 Bishopsgate London, United Kingdom (Address of principal executive offices)	EC2M3AE (Zip Code)

+44 (0) 20 7818 1818
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02         Results of Operations and Financial Condition.

On November 1, 2023, Janus Henderson Group plc (the “Company” or “JHG”) issued a press release reporting its financial results for the third quarter 2023. A copy of that press release is being furnished as Exhibit 99.1 to this Current Report.

Item 8.01         Other Events.

Share Repurchase Program

On October 31, 2023, the Board of Directors of the Company (the “Board”) authorized a new on-market share repurchase program under which the Company may repurchase, from time to time, up to $150 million of the Company’s common shares. This share repurchase authorization does not establish a deadline for completing any repurchases, and it does not obligate the Company to repurchase any dollar amount or number of shares. Any repurchases under this program may be made from time to time in the open market, through privately negotiated transactions, block transactions or otherwise, as determined by JHG. Future repurchases will depend on factors such as the then current market price of JHG common stock, market and business conditions, and other factors. This share repurchase program may be suspended, modified or discontinued at any time, but any repurchases under the program must be made prior to the date of the Company’s 2024 Annual General Meeting of Shareholders.

Some JHG executives and employees obtain rights to receive shares of JHG common stock as part of their remuneration arrangements and employee entitlements. In order to satisfy these entitlements in a manner that is not dilutive to shareholders, the Board separately approved the repurchase of up to four million additional shares of common stock for the purpose of making grants to these executives and employees.

Voluntary Delisting from ASX

On November 1, 2023, the Company announced that it has submitted a formal request to the Australian Securities Exchange (“ASX”) to be removed from the official list of ASX, effective as of December 6, 2023 (the “Delisting”). The Company’s common stock trades on ASX in the form of CHESS Depositary Interests (“CDIs”). The submission by the Company of the formal request follows the receipt of in-principle advice from ASX that it is likely to agree to the Delisting, subject to the satisfaction of certain conditions. If ASX agrees to the Company's formal request, it is expected that the Company’s CDIs will be suspended from official quotation on ASX on December 4, 2023.

The Delisting is not expected to have any material impact on the Company’s financial position or operating results other than in relation to savings in compliance and certain ancillary costs associated with maintaining the ASX listing. Following the Delisting, the Company's CDIs will no longer trade on ASX; however, the Company’s common stock will continue to be listed on the New York Stock Exchange. The Company intends to provide holders of the Company’s CDIs additional information regarding their rights in connection with the Delisting, including their ability to sell their CDIs in connection with the Delisting or convert their CDIs into common stock tradeable on the New York Stock Exchange.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith.

Exhibit Number	Description
99.1	Janus Henderson Group plc press release reporting its financial results for the third quarter 2023.

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Henderson Group plc

Date: November 1, 2023	By:	/s/ Roger Thompson
Roger Thompson
Chief Financial Officer

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